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                                  [LETTERHEAD]

                                                             NEWS RELEASE

Contacts:

BAUSCH & LOMB:
     Holly Echols                       Angela Panzarella
     Director-Media Relations           Vice President-Investor Relations
     716/338-8064                       716/338-6025
     Pager:  800/405-5314

CHIRON CORPORATION:
     James L. Knighton
     Vice President-Investor Relations
     510/923-6055

BAUSCH & LOMB TO ACQUIRE CHIRON VISION FOR $300 MILLION
DEAL MARKS ACCELERATION OF MOVE INTO GROWING OPHTHALMIC MARKETS

FOR RELEASE TUESDAY, OCTOBER 21, 1997
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     ROCHESTER, N.Y. and EMERYVILLE, Calif.-- Bausch & Lomb (NYSE/BOL) and
Chiron Corporation (NASDAQ/CHIR) jointly announced today that they have signed a definitive agreement in which Bausch & Lomb will acquire Chiron's ophthalmic products unit, Chiron Vision Corporation, for $300 million in cash.

     "The transaction reflects Bausch & Lomb's strategic intent to move aggressively to expand our presence in the $25 billion global eye care market," said William M. Carpenter, Bausch & Lomb's president and CEO. "Entry into the high margin cataract business and the high growth refractive surgery market solidifies B&L's position as the leader in "in eye" vision correction. The acquisition of Chiron Vision also builds on Bausch & Lomb's position in professional ophthalmic products and provides additional business-building opportunities for our growing ophthalmic pharmaceuticals line. Chiron Vision brings leading-edge technology and demonstrated success in building global franchises in ophthalmic surgery and retinal drug delivery."

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     "We intend to continue to expand our presence in ophthalmic surgery, primarily through aggressive pursuit of additional acquisition opportunities, rather than by internal development," Carpenter continued.

     Chiron Vision researches, develops and manufactures innovative products that improve results in cataract and refractive surgery, and the treatment of progressive eye diseases. Its product portfolio includes microkeratomes and blades for LASIK refractive surgery; an advanced excimer laser with a built-in LASIK workstation for refractive surgery; equipment and viscoelastics for cataract surgery; PMMA and foldable intraocular lenses (IOLs); and the Vitrasert Implant, the first drug delivery system to provide local, sustained therapy for the treatment of cytomegalovirus retinitis (CMV) in people with AIDS.

     Chiron Vision, based in Claremont, Calif., reported annual sales in 1996 of $211 million. The acquisition is expected to have no impact on Bausch & Lomb's 1998 earnings, and should contribute to the company's financial performance thereafter.

     "Chiron Vision has grown into an eminent organization by advancing the ophthalmic surgeon's capabilities through product innovation and education," said William J. Link, founder and CEO of Chiron Vision. "The management and employees of the division have done an outstanding job of building a business from scratch into a top competitor in the surgical ophthalmic arena."

     "We are pleased to transfer a highly developed global business segment to a company whose industry expertise, we're confident, will assure its continued growth and success," commented Edward E. Penhoet, CEO of Chiron Corporation. "Through this strategic divestiture, Chiron continues to streamline its operations and sharpen its focus on its core capabilities and its tripartite strategy -- the prevention, diagnosis and treatment of targeted diseases."

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     Completion of the transaction, which is subject to regulatory approval, is expected early in 1998. Bausch & Lomb said it expects the business will continue to be operated from its current locations under its current management.

                                   ----------

This press release contains, among other things, certain statements of a forward-looking nature relating to future events or the future business performance of Bausch & Lomb. Such statements involve a number of risks and uncertainties including those concerning economic conditions, product development and introduction, the financial well-being of key customers, the successful execution of marketing strategies, the continued successful implementation of the restructuring effort in reducing costs and expenses of manufacturing processes and administrative functions, as well as the risk factors listed from time to time in the company's SEC filings, including but not limited to the Report on Form 10-Q for the quarter ended June 28, 1997.


                                      - # -

BAUSCH & LOMB INCORPORATED IS A GLOBAL EYE CARE COMPANY DEDICATED TO HELPING CONSUMERS SEE, LOOK AND FEEL BETTER THROUGH INNOVATIVE TECHNOLOGY AND DESIGN. ITS CORE BUSINESSES INCLUDE SOFT AND RIGID GAS PERMEABLE CONTACT LENSES, LENS-CARE PRODUCTS, PREMIUM SUNGLASSES AND OPHTHALMIC PHARMACEUTICAL PRODUCTS. THE COMPANY IS ADVANTAGED WITH SOME OF THE MOST RESPECTED BRANDS IN THE WORLD STARTING WITH ITS NAME, BAUSCH & LOMB-Registered Trademark-, AND INCLUDING RAY-BAN-Registered Trademark-, REVO-Registered Trademark-, ARNETTE-TM-, KILLER LOOP-Registered Trademark-, CUREL-Registered Trademark-, SOFLENS66-TM-, BOSTON-Registered Trademark-, AND RENU-Registered Trademark-. FOUNDED IN 1853 IN ROCHESTER, N.Y., WHERE IT CONTINUES TO HAVE ITS HEADQUARTERS, THE COMPANY HAS ANNUAL REVENUES OF APPROXIMATELY $2 BILLION AND EMPLOYS APPROXIMATELY 13,000 PEOPLE IN 35 COUNTRIES. BAUSCH & LOMB PRODUCTS ARE AVAILABLE IN MORE THAN 100 COUNTRIES AROUND THE WORLD.


CHIRON CORPORATION, HEADQUARTERED IN EMERYVILLE, CALIFORNIA, IS A SCIENCE-DRIVEN, MARKET-DIRECTED HEALTH CARE COMPANY THAT COMBINES DIAGNOSIS, VACCINE AND THERAPEUTIC STRATEGY FOR CONTROLLING DISEASE. CHIRON PARTICIPATES IN THREE GLOBAL HEALTH CARE MARKETS - DIAGNOSTICS, THERAPEUTICS, PEDIATRIC AND ADULT VACCINES. CHIRON ALSO CONDUCTS RESEARCH AND DEVELOPMENT IN THE FIELDS OF BIOLOGICAL PROTEINS, GENE THERAPY AND COMBINATORIAL CHEMISTRY.

CF26-1097